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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS





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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-58721 and Forms S-8 Nos. 333-21467, 333-00901, 333-00899, and
33-66206) and the related Prospectuses of our report dated October 10, 1997, except for the two paragraphs under "Subsequent Events" in the Notes to Consolidated Financial Statements as to which the date is November 14, 1997, with respect to the consolidated financial statements of Mycogen Corporation, included in the Annual Report (Form 10-K) for the year ended August 31, 1997.



                               /s/ Ernst & Young

                               ERNST & YOUNG LLP

San Diego, California
November 24, 1997

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